Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Variable Account Funds:

We consent to the use in this Registration Statement of Oppenheimer Balanced Fund/VA, a series of Oppenheimer Variable Account Funds, on Form N-14 of our report dated February 16, 2012, included herein the Statement of Additional Information to Combined Prospectus and Proxy Statement, which is part of such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
February 16, 2012